Exhibit (a)(1)(F)

FORMS OF REMINDER EMAILS TO EMPLOYEES

E-mail subject line: ACTION REQUIRED – Tender Offer in progress

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

We are now beginning the second week of the tender offer. Remember, the offer will expire at 9 p.m., PDT, June 29, 2007. To have your affected options re-priced and avoid adverse tax penalties you must:

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.

E-mail subject line: ACTION REQUIRED – Tender Offer in progress

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

We are entering the final week of the tender offer. There are seven days left to accept the offer, have your affected options re-priced, and avoid adverse tax consequences. The offer closes at 9 p.m. PDT, June 29, 2007.

To accept the tender offer, you must

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.

E-mail subject line: ACTION REQUIRED – Last day of Tender Offer

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

Today is the last day to accept the tender offer. You must accept by 9 p.m. today, PDT.

To do so, you must

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.

To:    All Tender Offer-eligible employees

From:    General Options and Tax Questions

Subject:    IMPORTANT REMINDER - Do not exercise options marked “S”

You are receiving this note because you own options that have a discounted exercise price and are eligible for Autodesk’s Tender Offer to amend the price and avoid negative tax consequences.

If you have already accepted or intend to accept the Tender Offer, you must not exercise ANY of your eligible options - those marked with an “S” in your E*Trade account, an example of which is displayed below - until the Tender Offer is officially closed. We expect the tender offer to close at 9pm PST on June 29.

Exercising even one share of one of these options before it is amended will be a rejection of the Tender Offer for all of your eligible options. If you have already accepted this Tender Offer, exercising withdraws that acceptance and is an irrevocable rejection of the Tender Offer. Importantly, exercising these options makes it impossible to fix them, and they will be subject to the tax penalties previously described to you.

Please go to the Tender Offer Infosys site for more information, and to accept the offer if you have not already done so.